Exhibit 10.3

BLUCORA, INC.
2015 INCENTIVE PLAN
FORM OF RESTRICTED STOCK UNIT GRANT NOTICE
FOR TIME-BASED RESTRICTED STOCK UNITS TO EXECUTIVE OFFICERS

TO:                 (the “Participant” or “you”)

FROM:     Blucora, Inc., a Delaware corporation (the “Company”)

The Company is pleased to inform you that you have been selected to receive and are hereby granted by the Company a Restricted Stock Unit Award (the “Award”) under the Blucora, Inc. 2015 Incentive Plan, as amended and restated (the “2015 Plan”). Each restricted stock unit (an “RSU”) subject to the Award has a notional value equivalent to one share of the Company’s Common Stock for purposes of determining the number of shares of Common Stock (the “Shares”) subject to the Award.

The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the "Notice of Grant") and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the 2015 Plan, each of which are incorporated by reference into this Notice of Grant. Capitalized terms that are not defined in the Notice of Grant shall have the meanings given to them in the Agreement, and if not defined in the Agreement, the meanings given to them in the 2015 Plan.

Grant Date:

Option Number:

Number of RSUs Subject to the Award:

Vesting Commencement Date:

Vesting Schedule: Except as specifically provided in the Agreement and subject to the restrictions and conditions set forth in the 2015 Plan, the RSUs shall vest as follows:

(i)	[Vesting provisions to be inserted].

Vesting will cease upon your Termination of Service and the unvested portion of the Award will immediately terminate. Notwithstanding the foregoing, upon the occurrence of a Termination of Service due to (i) your death or Disability, to the extent not already vested, the RSUs shall become fully vested as of the date of such Termination of Service; or (ii) your Retirement on or after the first anniversary of the Grant Date, to the extent not already vested, the RSUs shall become fully vested as of the date of such Termination of Service. For purposes of this Award, the term “Retirement” shall mean your voluntary Termination of Service on or after your attainment of (i) age sixty (60) and five (5) years of service with the Company or any Related Company, (ii) age fifty-five (55) and ten (10) years of service with the Company or any Related Company, or (iii) any age with twenty (20) years of service with the Company or any Related Company; provided, however, that if at any time the Committee determines that your Termination of Service should be a Termination of Service for Cause, then your Termination of Service will no longer be due to your Retirement and all RSUs shall immediately be forfeited.

Additional Terms/Acknowledgment: You acknowledge and agree that the Notice of Grant and the vesting schedule set forth herein do not constitute an express or implied promise of your continued engagement as an employee, officer, director or other service provider for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your employment or service relationship with the Company or its Related Companies at any time, with or without Cause.

Employment Agreement: If there is a written employment agreement in effect between you and the Company (the “Employment Agreement”), then the Award shall be subject to the terms of such Employment Agreement, so long as such Employment Agreement remains in effect (as it may be amended, supplemented or restated from time to time) and the terms set forth in the Employment Agreement are applicable to the Award.

Committee Decisions/Interpretations: You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the 2015 Plan and the Award.

* * * * * * *
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Signature Page Follows.]

By your signature below, you agree that the Notice of Grant, the Agreement, the 2015 Plan, and the Employment Agreement (if applicable), constitute your entire agreement with respect to the Award, and except as set forth therein, may not be modified except by means of a writing signed by the Company and you.

BLUCORA, INC.	PARTICIPANT

By:
Signature
Its:
Date:
Attachments: 1. Restricted Stock Unit Agreement 2. 2015 Incentive Plan

EXHIBIT A
BLUCORA, INC.
2015 INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

1.Grant. The Company hereby grants to the Participant listed on the Notice of Grant (the “Participant”) an Award of RSUs, as set forth in the Notice of Grant and subject to the terms and conditions in this Restricted Stock Unit Agreement (this “Agreement”) and the 2015 Plan. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given to them in the Notice of Grant, and if not defined in the Notice of Grant, the meanings given to them in the 2015 Plan.
2.    Company’s Obligation. Each RSU represents the right to receive a Share on the vesting date. Unless and until the RSUs vest, the Participant will have no right to receive Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company.
3.    Vesting Schedule. Subject to Paragraph 4 hereof, to Section 10.2 of the 2015 Plan and to any other relevant 2015 Plan provisions, the RSUs awarded by this Agreement will vest according to the vesting schedule specified in the Notice of Grant. The effect of a Company approved unpaid leave of absence on the terms and conditions of the RSUs will be determined by the Committee, subject to applicable laws.
4.    Forfeiture upon Termination of Service. Except as provided in the Notice of Grant, if the Participant has a Termination of Service for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company.
5.    Payment After Vesting. Subject to Paragraph 21 hereof, any RSUs that vest in accordance with Paragraph 3 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in Shares on, or as soon as practicable after, the applicable vesting date (but in any event, within sixty (60) days of the date on which the RSUs vest).
6.    Withholding Taxes. As a condition to the payment of any vested RSUs, the Participant must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such payment. The Company may permit or require the Participant to satisfy all or part of the Participant’s tax withholding obligations by (a) paying cash to the Company or a Related Company, as applicable; (b) having the Company or a Related Company, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company, as applicable, to the Participant; (c) having the Company withhold a number of Shares that would otherwise be issued to the Participant having a Fair Market Value equal to the tax withholding obligations; or (d) surrendering a number of Shares the Participant already owns having a Fair Market Value equal to the tax withholding obligations. The value of the Shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.
7.    Payments After Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
8.    Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until the date of issuance of any such Shares under the 2015 Plan. Except as otherwise provided in Paragraph 9, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of any Shares subject to the Award. The Participant agrees to execute any documents requested by the Company in connection with the issuance of any Shares.
9.    Adjustments. The number of Shares covered by the Award shall be subject to adjustment in accordance with Section 15 of the 2015 Plan.
10.    No Effect on Employment or Service Relationship. Nothing in the 2015 Plan or any Award granted under the 2015 Plan will be deemed to constitute an employment contract or confer or be deemed to confer any right for the Participant to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate the Participant’s employment or other service relationship at any time, with or without Cause.
11.    Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by interoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Participant from time to time; and to the Participant at the Participant’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Participant, by notice to the Company, may designate in writing from time to time.
12.    Award Is Not Transferable. Except to the limited extent provided in Paragraph 7, the Award and the rights and privileges conferred hereby may not be transferred, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or hypothecated in any way (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Award and the rights and privileges conferred hereby immediately will become null and void.

13.    Binding Agreement. Subject to the limitation on the transferability of the Award contained herein, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors and assigns.
14.    Regulatory Restrictions on Issuance of Shares. Notwithstanding the other provisions of this Agreement, if at any time the Company determines, in its sole discretion, that the listing, registration or qualification of Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company shall be under no obligation to the Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the 2015 Plan, or to continue in effect any such registrations or qualifications if made.
15.    Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue any Shares to the Participant if the issuance of such Shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.
16.    Investment Representation. Unless the Shares are issued to the Participant in a transaction registered under applicable federal and state securities laws, the Participant represents and warrants to the Company that all Shares which may be issued hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Shares are issued to the Participant in a transaction registered under the applicable federal and state securities laws, at the option of the Company, a stop-transfer order against the Shares may be placed on the official stock books and records of the Company, and a legend indicating that such Shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Company may require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws.
17.    Conflicting Terms; 2015 Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the 2015 Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the 2015 Plan, the provisions of the 2015 Plan will govern.
18.    Committee Authority; Decisions Conclusive and Binding. The Participant acknowledges that a copy of the 2015 Plan has been made available for his or her review by the

Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all the terms and provisions thereof. The Committee will have the power to interpret this Agreement, the Notice of Grant and the 2015 Plan, and to adopt such rules for the administration, interpretation and application of the 2015 Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). The Participant hereby agrees to accept as binding, conclusive, and final all decisions of the Committee upon any questions arising under the 2015 Plan, this Agreement or the Notice of Grant. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the 2015 Plan, this Agreement or the Notice of Grant.
19.    Claims. The Participant’s sole remedy for any Claim (as defined below) shall be against the Company, and the Participant shall not have any claim or right of any nature against any Related Company (including, without limitation, any parent, subsidiary or affiliate of the Company) or any stockholder or existing or former director, officer or employee of the Company or any Related Company. The foregoing individuals and entities (other than the Company) shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Paragraph 19. The term “Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Agreement, the Notice of Grant or the 2015 Plan or an alleged breach of this Agreement, the Notice of Grant or the 2015 Plan.
20.    Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.
21.    Section 409A. The Award is intended to comply with the requirements of Section 409A, and shall be construed accordingly. Notwithstanding any other provision of this Agreement, the Notice of Grant, the 2015 Plan or the Employment Agreement to the contrary, with respect to any payments and benefits to which Section 409A applies, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death.
22.    Governing Law; Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws of the State of Delaware,

without reference to any choice-of-law rules. The Participant irrevocably consents to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Delaware.
23.    Recovery of Compensation. In accordance with Section 18.12 of the 2015 Plan, the Award is subject to the requirements of (a) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (b) similar rules under the laws of any other jurisdiction, (c) any compensation recovery or clawback policies adopted by the Company to implement any such requirements, and (d) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to the Participant.
24.    Entire Agreement; Employment Agreement. This Agreement together with the Notice of Grant and the 2015 Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement and the Notice of Grant. Each party to this Agreement and the Notice of Grant acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement, the Notice of Grant or the 2015 Plan and that any agreement, statement, or promise that is not contained in this Agreement, the Notice of Grant or the 2015 Plan shall not be valid or binding or of any force or effect. Notwithstanding anything to the contrary contained in the Notice of Grant, this Agreement or in the 2015 Plan, in the event of any conflict between the terms and conditions of the Award as set forth in the Notice of Grant, this Agreement and in the 2015 Plan, as the case may be, and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall govern unless the conflicting provision in the Notice of Grant, this Agreement or in the 2015 Plan, as the case may be, is more favorable to the Participant; in which case, the provision more favorable to the Participant shall govern.
25.    Modification. No change or modification of this Agreement or the Notice of Grant shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement or the Notice of Grant without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the 2015 Plan to the extent permitted by the 2015 Plan.

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